Exhibit 10.3

CLIFFORD CHANCE LLP

EXECUTION VERSION

28 June 2007

TURQUOISE RECEIVABLES TRUSTEE LIMITED
as Receivables Trustee

HSBC Bank PLC
as Transferor

TRUST SECTION 75 INDEMNITY

This Deed of Indemnity is made on 28 June 2007

BETWEEN:

(1)	TURQUOISE RECEIVABLES TRUSTEE LIMITED, a company incorporated in Jersey with company registration number 92324 and having its registered office at 26 New Street, St. Helier, Jersey, Channel Islands JE2 3RA in its capacity as trustee of the Receivables Trust (the ‘‘Receivables Trustee’’, which term shall include any successor of Turquoise Receivables Trustee Limited in its capacity as trustee of the Receivables Trust); and

(2)	HSBC BANK PLC, a company registered in England and Wales (registered number 14259) having its registered office at 8 Canada Square, London E14 5HQ (the ‘‘Transferor’’, which term shall include any successors or permitted assigns).

WHEREAS

(A)	The Transferor is the legal owner of certain Receivables.

(B)	The Transferor has entered into certain agreements pursuant to which it has agreed to make offers from time to time to transfer by way of assignment under English law certain of such Receivables to the Receivables Trustee.

(C)	The Transferor has certain potential liabilities in its capacity as original Creditor with respect to Receivables under Section 75 of the Consumer Credit Act 1974 (each, a ‘‘Transferor Section 75 Liability’’). The Receivables Trustee has agreed to indemnify the Transferor pursuant to the terms of and subject to the conditions of this Deed in respect of such claims.

NOW THIS DEED WITNESSETH as follows:

1.	Interpretation

1.1	Whenever used in this Deed and in the Recitals hereto, the words and phrases defined in the Master Definitions Schedule set out in Schedule 6 of the Receivables Trust Deed and Servicing Agreement dated 23 May 2006 among inter alios the Receivables Trustee and the Transferor (the ‘‘RTDSA’’) shall, unless otherwise defined herein or the context requires otherwise, bear the same meanings herein.

1.2	Wherever used in this Deed and in the Recitals hereto, the words ‘‘Supplier’’, ‘‘Creditor’’ and ‘‘Debtor’’ shall bear the meanings ascribed thereto in the Consumer Credit Act 1974.

1.3	In Clause 3 of this Deed, with respect to the Series designated ‘‘Series 2007-1’’ (‘‘Series 2007-1’’), the terms ‘‘Aggregate Investor Indemnity Amount’’ and ‘‘Excess Spread’’ shall bear the same meanings herein as used in the Series Supplement, dated 28 June 2007, to the RTDSA (‘‘Series 2007-1 Supplement’’).

2.	Indemnity

The Receivables Trustee hereby undertakes to indemnify and hold harmless the Transferor in respect of any loss suffered by the Transferor arising from any claim or set-off by any Obligor with respect to any Transferor Section 75 Liability with respect to Receivables constituting Trust Property, provided, however, that:

(i)	any recovery by the Transferor:

(a)	in accordance with its statutory right of indemnification from Suppliers; and

(b)	made pursuant to its rights of ‘‘charge-back’’ (if any) under the operating regulations of the relevant payment system in respect of the transaction giving rise to the Transferor Section 75 Liability, will be applied to reduce the loss of the Transferor for the purpose of ascertaining claims under this Deed; and

(ii)	the maximum liability of the Receivables Trustee hereunder in respect of any Transferor Section 75 Liability will be limited to an amount equal to the Credit Advance relating to the transaction giving rise to that Transferor Section 75 Liability.

3.	Claims made by the Transferor pursuant to this Deed will only be payable to the extent the amount of the Aggregate Investor Indemnity Amount allocable to Series 2007-1 can be met from the Excess Spread available to Series 2007-1 for distribution for such purposes in accordance with the Series 2007-1 Supplement.

4.	It is expressly agreed and understood that this Deed is a corporate obligation of each of the Transferor and the Receivables Trustee.

5.	The Transferor agrees that it shall have no recourse, in respect of any obligation, covenant or agreement of the Receivables Trustee made under or pursuant to this Deed, against any shareholder, officer, agent or director of the Receivables Trustee.

6.	Without prejudice to the rights of any shareholder, officer, agent or director of the Receivables Trustee described in Clause 5 to enforce the provisions of Clause 5, a person who is not a party to this Deed has no right under the Contract (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

7.	This Deed shall be governed and construed in accordance with the laws of England.

7.1	Each of the parties hereto irrevocably agrees for the benefit of each other party that the courts of England shall have exclusive jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed, and for such purposes, irrevocably submit to the exclusive jurisdiction of such courts.

7.2	Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England referred to in Clause 7.1 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and agrees not to claim that any such court is not a convenient or appropriate forum.

7.3	This Deed may be executed by the parties hereto in separate counterparts and any single counterpart or set of counterparts executed and delivered by all of the parties hereto shall constitute a full and original agreement for all purposes.

IN WITNESS whereof this Deed has been executed as a deed by and on behalf of the Receivables Trustee and the Transferor and is intended to be and is hereby delivered on the date above written.

EXECUTED as a deed for and on behalf of	)MICHAEL ROBINSON
TURQUOISE RECEIVABLES	)ALTERNATE DIRECTOR
TRUSTEE LIMITED	)
by one of its directors	)

Process Agent: Clifford Chance Secretaries Limited 10 Upper Bank Street London E14 5JJ

EXECUTED as a deed	)
By	)RICHARD BLACKBURN
acting as attorney	)
for and on behalf of	)
HSBC BANK PLC	)
in the presence of:	)

Signature of witness:	LINDSEY HAIG
Name of witness:	Lindsey Haig
Address:	10 Upper Bank Street, London
Occupation:	Solicitor